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Exhibit 5.5

CONSENT OF EXPERT

        The undersigned hereby consents to the references to, and the information derived from, the report titled "Updated Exploration Results and Mineral Resource Estimate for the Waterberg Platinum Project, South Africa", with an effective date of November 5, 2012 and the report titled "Exploration Results and Mineral Resource Estimate for the Waterberg Platinum Project, South Africa" dated September 1, 2012, and to the references, as applicable, to the undersigned's name, in each case, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Platinum Group Metals Ltd., dated December 10, 2012, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended.

Dated this 12th day of December 2012.

/s/ KENNETH GRAHAM LOMBERG

 Kenneth Graham Lomberg
B.Sc Hons (Geology), B.Com, M.Eng., Pr.Sci.Nat

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  Exhibit 5.5
CONSENT OF EXPERT